Exhibit 10.33
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               AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     AGREEMENT dated as of the 7th day of February , 2000 by and between TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation with its principal place of business at 4 Hardscrabble Heights, Brewster, New York 10509 ("TASA") and DENISE STEFANO, an individual residing at 87 Blenheim Court, Unit 14-62, Yorktown Heights, NY 10598 ("Employee").


                       W I T N E S S E T H:
                       - - - - - - - - - -

     WHEREAS, Employee has been employed by the Corporation since
May 3, 1999, pursuant to the terms of an Employment Agreement dated March 6, 1999 (the "Original Employment Agreement"); and

     WHEREAS, the Corporation recognizes the contribution of Employee to the Corporation during such term and that the current business environment makes it difficult to retain similarly highly qualified employees unless a certain degree of security can be offered to such individuals against personnel changes; and

     WHEREAS, the Corporation desires to assure fair treatment of such qualified employees and thereby increasing their willingness to remain with the Corporation; and

     WHEREAS, the Board of Directors (the "Board") of the Corporation believes it is essential to provide Employee with such degree of security and secure the services of Employee for the Corporation, and, in order to accomplish these objectives, the Board has caused the Corporation to enter into this Amended and Restated Employment Agreement (the "Employment Agreement").

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:


     1.   Employment and Term.  Subject to the terms and conditions
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of this Employment Agreement, the Corporation agrees to employ
Employee, and Employee hereby accepts employment by the Corporation. The term of this Employment Agreement shall begin as of the date hereof (the "Effective Date") and unless sooner terminated as provided elsewhere herein, shall end on the third anniversary of the Effective Date; provided, however, that
                                   -----------------
commencing on the date one year after the Effective Date, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the term of this Employment Agreement shall be automatically extended so as to terminate three years from such Renewal Date, unless at least six (6) months prior to the Renewal Date the Corporation shall give written notice that the term of the Employment Agreement shall not be so extended (the "Employment Term").

     2.   Certain Definitions.
          -------------------

          (a) A reference herein to a section of the Internal Revenue Code of 1986, as amended (the "Code") or a subdivision thereof shall be construed to incorporate reference to any section or subdivision of the Code enacted as a successor thereto, any applicable proposed, temporary or final regulations promulgated pursuant to such sections and any applicable interpretation thereof by the Internal Revenue Service.

          (b) A reference herein to a section of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated thereunder shall be construed to incorporate reference to any section of the Exchange Act or any rule or regulation enacted or promulgated as a successor thereto.

          (c) "Subsidiary(ies)" means a company 50% or more of the voting securities of which are owned by the Corporation or a subsidiary of the Corporation.

          (d) "Employee Benefit Plan" means any written plan providing benefits for employees of the Corporation or any Subsidiary.

     3.   Duties.  During the Employment Term, Employee shall serve
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the Corporation in a capacity as its Chief Financial Officer, or in such other related capacity or capacities as may be determined by
the Board.   Employee shall perform such services as are customary
for the Chief Financial Officer of a publicly traded corporation, including, but not limited to financial analysis, presentation and reporting, and financial management, administration and compliance, and such other services as may be required or requested by the
Board or the President in connection with the operation of the Corporation and its Subsidiaries. Employee shall report directly to the President of the Corporation and shall render her services at the present location of the Corporation or any office or
location of the Corporation as the Board or the President shall request. During the Employment Term, and excluding any periods of vacation and sick leave, Employee agrees to devote full time, best efforts to the business and affairs of the Corporation to discharge the responsibilities assigned to Employee hereunder, and to perform
faithfully and efficiently such responsibilities.   During the
Employment Term it shall not be a violation of this Employment Agreement for Employee to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (C) manage personal investments, so long as Employee's duties in connection therewith do not unreasonably interfere with Employee's duties under this Employment Agreement. Activities of Employee consistent with this Section 3 shall not permit the Corporation to terminate Employee's employment for "Cause", as defined below.

     4.   Compensation.
          ------------

          (a) BASE SALARY. During the Employment Term, the Corporation shall pay to Employee, in equal installments no less frequently than twice per month (or at such other intervals as are in effect from time to time for other officers of the Corporation), an annual base salary (the "Base Salary") of One Hundred Ten Thousand and 00/100 ($110,000.00) Dollars. Base Salary to be paid by the Corporation to Employee shall be reviewed by the Board of Directors at least once annually prior to each anniversary of the Effective Date in conjunction with a performance review of Employee.

          (b) INCENTIVE, SAVINGS, WELFARE BENEFIT PLANS AND RETIREMENT PLANS. In addition to Base Salary, Employee shall be eligible to participate in or benefit from, such medical insurance, life insurance, disability insurance, pension, bonus, profit-sharing, stock option, stock purchase and any other fringe benefit plans, practices, programs or policies provided by the Corporation to Employee in accordance with the terms of such plans, practices, programs and policies, as amended from time to time.

          (c)  KEY MAN INSURANCE.  Employee agrees that the
Corporation may obtain key man life insurance with respect to Employee, and in connection therewith, agrees to submit to all reasonable and customary examinations by the provider of such life insurance.

          (d) EXPENSES. Employee shall be entitled to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by her in the performance of her duties hereunder in accordance with the policies, practices and procedures of the Corporation as amended from time to time.

          (e) DISABILITY. Except as hereinafter provided, the Corporation shall pay Employee for any period, up to a maximum of three months, during the Employment Term in which she is unable fully to perform her duties because of physical or mental disability or incapacity, an amount equal to the Base Salary due her for such period pursuant to Section 4(a), less the aggregate amount of all income disability benefits which for such period she may receive by reason of (i) any group health insurance plan, or disability insurance plan paid for by the Corporation, in each case which is intended to function as a salary replacement plan, (ii) any applicable compulsory state disability law, (iii) the Federal Social Security Act, (iv) any applicable workmen's compensation law or similar law and (v) any plan towards which the Corporation or any subsidiary or affiliate of the Corporation (including any predecessor of any thereof) has contributed or for which it has made payroll deductions, such as group accident or health policies, other than those which reimburse for actual medical expenses.

          (f) VACATION. During the Employment Term, Employee shall be entitled to paid vacation in accordance with the plans, practices, policies and programs of the Corporation as amended from time to time.

     5.   Stock Options.
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          (a)  As part of the consideration to be paid to Employee
for her services hereunder, Employee shall be eligible to participate in any stock incentive plan adopted by the Corporation (the "Plan") for which an Executive level employee may participate.


          (b) The Corporation hereby agrees that it shall cause to be filed with the Securities and Exchange Commission a registration statement on Form S-8 (or equivalent form as may be in effect at such time) with respect to all options theretofore granted to Employee under the Plan. The Corporation covenants that it will keep such registration statement current until Employee is no longer employed by the Corporation. The Corporation hereby agrees that, for so long as either the Corporation does not have an effective registration statement on Form S-8 or the Corporation has an effective registration statement on Form S-8 but Employee is restricted in her ability to resell shares acquired pursuant to the exercise of options because of the provisions of General Instruction C.2(b) to Form S-8, Employee shall have "piggyback" registration rights with respect to the options granted to Employee under the Plan and the shares underlying such options.

          (c) As an incentive to enter into the Original Employment Agreement, the Corporation had, immediately upon the effective date of such agreement, delivered to Employee a Stock Option Agreement pursuant to its Amended and Restated 1991 Stock Option Incentive Plan, granting to Employee ten (10) year options for 15,000 shares of the common stock of the Corporation at fair market value as of the effective date of such agreement, which options were exercisable one year after the anniversary of the date of the grant.

     6.   Rights of Termination.
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          (a)  CAUSE.  During the Employment Term, the Corporation
shall have the right, at any time effective upon notice to Employee, to terminate Employee's employment for "Cause" (as hereinafter defined). For purposes of this Employment Agreement, "Cause" shall mean (i) an act or acts of personal dishonesty engaged in by Employee, (ii) violations by Employee of Employee's obligations under Section 3 of this Employment Agreement which are not remedied within thirty (30) days after receipt of written notice from the Corporation; (iii) commission by Employee of a felony or any act of embezzlement or misappropriation of funds,
(iv) material breach of any representation or warranty hereunder or fraud or negligence in the performance of her duties hereunder, and
(v) an inability in the reasonable opinion of the President of the Corporation, to work cohesively with other key personnel if not remedied within thirty (30) days after written notice from the Corporation.

          (b) DISABILITY; DEATH. In the event that Employee, due to physical or mental disability or incapacity, is unable to substantially perform her duties hereunder for a period of three or more successive months, the Corporation or Employee shall have the right to terminate this Employment Agreement and Employee's employment hereunder upon 30 days' prior written notice and termination shall be effective on the 30th day after receipt of such notice by the Employee (the "Disability effective date"). In the event that Employee is able to and recommences rendering services and substantially performing her duties hereunder within such 30-day notice period, Employee shall be reinstated and such notice shall be without further force or effect. If Employee dies during the Term, this Employment Agreement shall terminate immediately upon her death.

          (c)  NOTICE OF TERMINATION.  Any termination of
Employee's employment by the Corporation or by Employee shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 16 of this Employment Agreement.


          (d) DATE OF TERMINATION. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that if Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Employee or the Disability effective date, as the case may be.

     7.   Effects of Termination.  In the event that Employee's
          ----------------------
employment is terminated pursuant to Section 6 hereof, Employee's employment hereunder shall terminate without further obligations to Employee, other than those obligations accrued or earned and vested (if applicable) by Employee through the Date of Termination, including for this purpose all "Accrued Obligations", defined as those obligations accrued or earned and vested (if applicable) by Employee as of the Date of Termination, including, for this purpose
(i) Employee's pro rata Base Salary accrued but unpaid as of the Date of Termination, (ii) any compensation previously deferred by Employee (together with any accrued earning thereon) and not yet paid by the Corporation and any accrued vacation pay not yet paid by the Company and (iii) if applicable, all amounts payable to the estate or designated beneficiaries of Employee under any pension, savings, life insurance or other plans, practices, policies and programs of the Corporation, and/or all other amounts payable pursuant to Section 4 hereof. In addition:

               (i) the Corporation shall pay to Employee all Accrued Obligations such that the Accrued Obligations specified in
Section 4 hereof, shall be paid to Employee in a lump sum in cash within 30 days of the Date of Termination, and the other Accrued Obligations shall be paid in accordance with Employee's specific elections pursuant to, and otherwise in accordance with the terms of, any plan, practice, policy or program providing benefits forming a part of the Accrued Obligations;

               (ii) all non-exercisable options shall immediately and automatically terminate, and

               (iii) any registration rights theretofore granted which have not been invoked with respect to shares of Common Stock of the Corporation either acquired by Employee pursuant to the exercise of stock options or underlying vested options shall immediately and automatically terminate.

     8.   Confidentiality.
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          (a)  Employee understands and acknowledges that as a
result of Employee's employment with the Corporation, and involvement with the business of the Corporation, she is or shall necessarily become informed of, and have access to, confidential information of the Corporation including, without limitation, inventions, patents, patent applications, trade secrets, technical information, know-how, plans, specifications, financial information and business strategy, marketing plans and information, pricing information, identity of customers and prospective customers and identity of suppliers, and that such information, even though it may have been or may be developed or otherwise acquired by Employee, is the exclusive property of the Corporation to be held by Employee in trust and solely for the Corporation's benefit. Employee shall not at any time, either during or subsequent to her employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use, any of the Corporation's confidential information, without the written consent of the Board, except for use on behalf of the Corporation in connection with the Corporation's business, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Employee.

          (b) Upon the termination of her employment with the Corporation for any reason, Employee shall promptly deliver to the Corporation all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials, including, without limitation, those of a secret or confidential nature, relating to the Corporation's business which are in Employee's possession or control.

          (c) For purposes of this Section 8 and Section 9, the term "Corporation" includes the Corporation and any other predecessor corporation, and affiliates (including, without limitation, distributors, licensees, franchisees, Subsidiaries and joint ventures).

          (d) Employee represents and warrants to the Corporation that the execution and delivery of this Employment Agreement shall not conflict with, or violate the terms of, or constitute a breach of any other Employment Agreement or document to which she is a party, including, but not limited to any employment, consulting, non-competition, restrictive covenant or other form of confidentiality Employment Agreement.

     9.   Non-Competition.  Employee agrees that, for a period
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commencing on the date of her initial employment with the
Corporation and ending one year after the termination of her employment with the Corporation for any reason, she shall not, anywhere in the United States (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Employee) directly or indirectly:

     (a) solicit or attempt to solicit business of any customers of the Corporation or any of its Subsidiaries (including prospective customers solicited by the Corporation or any of its Subsidiaries during the term of her employment) for products or services the same or similar to those offered, sold, produced or under development by the Corporation or any of its Subsidiaries during the term of her employment therewith or dealt in by Employee during her employment with the Corporation;

     (b) solicit or attempt to solicit for any business endeavor any employee of the Corporation or any of its Subsidiaries;

     (c) interfere with any business relationship between the Corporation or any of its Subsidiaries and any other person or entity;

     (d) use the name of the Corporation or any of its Subsidiaries or a name similar thereto; or

     (e) render any services as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a stockholder, partner, lender or otherwise in, any entity which is engaged in activities which, if performed by Employee would violate this
          Section 9.

     10.  Remedies and Survival.  Because the Corporation does not
          ---------------------
have an adequate remedy at law to protect its interest in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, or its business from Employee's competition, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Sections 8 or 9, be available to the Corporation. The provisions of Sections 8 and 9 and this Section 10 shall survive any termination of Employee's employment with the Corporation for any reason whatsoever.

     11.  Set-off.  The payments and performance by the Corporation
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as provided for in this Employment Agreement shall be subject to any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against Employee.

     12.  Non-exclusivity of Rights.    Nothing in this Agreement
          -------------------------
shall prevent or limit Employee's present or future participation in any benefit, bonus, incentive or other plans, practices, policies or programs provided by the Corporation and for which Employee or Employee's family may qualify and be eligible, nor shall anything herein limit or otherwise affect such rights as Employee may have under any stock option or other agreements with the Corporation. Amounts which are vested benefits or which Employee is otherwise entitled to receive at or subsequent to the Date of Termination shall be payable in accordance with the plan, practice, policy or program of the Corporation under which Employee
has such entitlement, if any.   Amounts which are vested benefits
or which Employee is otherwise entitled to receive at or subsequent to the Date of Termination shall be payable in accordance with the plan, practice, policy or program of the Corporation under which Employee has such entitlement, if any. For purposes of determining such vesting or entitlement, and any other benefit in which the start date of Employee is relevant, the actual start date of Employee of May 3, 1999 shall be used, and not the Effective Date of this Employment Agreement (February 7, 2000).

     13.  Entire Agreement.  This Employment Agreement sets forth
          ----------------
the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous agreements or understandings with respect to its subject matter, and shall not be modified or terminated except by another agreement in writing executed by the Corporation and Employee. Failure of a party to enforce one or more of the provisions of this Employment Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Employment Agreement or such party's right thereafter to enforce any provision of this Employment Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

     14.  Severability.  If any provision of this Agreement is held
          ------------
to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgement and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

     15.  Successors and Assigns.  This Employment Agreement is
          ----------------------
personal to Employee and without the prior written consent of the Corporation shall not be assignable by Employee. This Employment Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives or Successors in Interest. This Employment Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. As used in the Employment Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Employment Agreement by operation of law or otherwise.

     16.  Communications and Notices.  All notices and other
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communications under this Employment Agreement shall be in writing and shall be deemed to have been duly given three (3) business days after they are mailed in any United States post office enclosed in a registered or certified postage-paid envelope and addressed as set forth at the beginning of this Employment Agreement, or to such other address as any party may specify by notice to the other parties, or delivered by Federal Express or a similar overnight courier to such address with evidence of delivery; provided,
                                                   --------
however, that any notice of change of address shall be effective
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only upon receipt.

     17.  Construction; Counterparts.  The headings contained in
          --------------------------
this Employment Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. References in this Employment Agreement to Sections are to the sections of this Employment Agreement. This Employment Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     18.  Validity.  The invalidity or unenforceability of any
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provision of this agreement  shall not affect the validity or enforceability of any other provision of this agreement. Employee's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision. This agreement contains the entire understanding of the Corporation and Employee with respect to the subject matter hereof but does not supersede or override the provisions of any stock option, employee benefit or other plan, program, policy or practice in which Employee is a participant or under which Employee is a beneficiary.

     19.  Governing Law.  This Employment Agreement shall be
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governed by and construed under the laws of the State of New York.


     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Employment Agreement as of the date first above written.

                              TOUCHSTONE APPLIED SCIENCE
                                ASSOCIATES, INC.


                            By:   /s/  ANDREW L. SIMON
                                 ----------------------------
                                 Name: Andrew L. Simon
                                 Title:   President


                            EMPLOYEE:


                                  /s/  DENISE STEFANO
                                 ----------------------------
                                       DENISE STEFANO